EXHIBIT 32.1

CONTANGO OIL & GAS COMPANY

Section 906 Certificate of Chief Executive Officer

and Chief Financial Officer

I, Kenneth R. Peak, certify that the Annual Report of Contango Oil & Gas Company on Form 10-KSB for the year ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or Section 78o (d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Contango Oil & Gas Company.

Dated: September 22, 2003

/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman, Chief Executive Officer and Chief Financial Officer